Exhibit 99.1

         Yahoo! Reports Third Quarter 2003 Financial Results;
     Company Posts Third Quarter Operating Income of $83 Million,
Operating Income Before Depreciation and Amortization of $117 Million


    SUNNYVALE, Calif.--(BUSINESS WIRE)--Oct. 8, 2003--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the third quarter ended September 30, 2003. Net revenues for the third quarter totaled $356.8 million, a 43 percent increase over the $248.8 million reported for the same period in 2002. Operating income for the third quarter of 2003 was $83.5 million, compared to $29.5 million for the same period of 2002. Operating income before depreciation and amortization for the third quarter of 2003 was $116.5 million, compared to $59.2 million for the same period of 2002. Cash flow from operating activities for the third quarter of 2003 was $135.5 million, compared to $72.3 million for the same period of 2002. Free cash flow for the third quarter of 2003 was $97.1 million, compared to $59.0 million for the same period of 2002.
    Net revenues for the nine months ended September 30, 2003 totaled $961.2 million, a 44 percent increase over the $667.3 million reported for the same period in 2002. Operating income for the nine months ended September 30, 2003 was $201.2 million, compared to $32.8 million for the same period of 2002. Operating income before depreciation and amortization for the nine months ended September 30, 2003 was $297.8 million, compared to $113.0 million for the same period of 2002. Cash flow from operating activities for the nine months ended September 30, 2003 was $326.3 million, compared to $223.1 million for the same period of 2002. Free cash flow for the nine months ended September 30, 2003 was $246.6 million, compared to $158.2 million for the same period of 2002.
    "Yahoo!'s record financial performance in the third quarter is the product of consistent execution against the strategic priorities we have outlined over the past two years. On a year over year basis, we saw double digit increases in each of our three line items -- marketing services, fees, and listings -- demonstrating that we delivered strong, diverse and balanced growth," said Terry Semel, chairman and chief executive officer, Yahoo!. "As we more fully take advantage of the revenue potential across our entire business, we believe we can continue to meet our long-term objective for superior, consistent and sustainable growth. In this quarter our business grew stronger and better and we continue to remain optimistic about the future."

    Business Outlook

    "We are very pleased with the strength of our third quarter report card, both in terms of what it says about our current fundamentals and also with respect to progress on our key longer-term measures of success. Our client base really says it all: we are supported by hundreds of blue chip traditional marketers, thousands of small and medium-sized businesses, and millions of consumers around the world," said Susan Decker, chief financial officer, Yahoo!. "All these elements constitute a strong, diverse, and well-distributed foundation, which assists us in our longer-term objective to generate consistent and sustainable growth across our key financial metrics." Please refer to the "Notes to Unaudited Condensed Consolidated Statements of Operations" and "Business Outlook" attached to this press release.

    Third Quarter 2003 Financial Highlights

    Revenues: In the third quarter of 2003, Yahoo! reported net revenues of $356.8 million, a 43 percent increase from the same period in 2002. For the nine months ended September 30, 2003, net revenues were $961.2 million, a 44 percent increase from the $667.3 million reported in the same period in 2002.
    Marketing services revenues for the third quarter of 2003 totaled $245.1 million, a 48 percent increase from the same period in 2002. Marketing services revenues for the nine months ended September 30, 2003 totaled $654.2 million, a 44 percent increase from the same period in 2002. These increases resulted from a combination of a strong increase in revenues from Yahoo!'s sponsored search services, and growth in the balance of Yahoo!'s global marketing services revenues.
    Fees revenues for the third quarter of 2003 totaled $79.4 million, a 38 percent increase compared to the same period in 2002. Fees revenues for the nine months ended September 30, 2003 totaled $213.0 million, a 46 percent increase compared to the same period in 2002. These increases were primarily driven by the growth in paying relationships for Yahoo!'s premium services, including the SBC Yahoo! DSL and Dial products, Yahoo! Personals, and our small business and communications suites of premium services, partially offset by a decrease in our event webcasting business.
    Listings revenues for the third quarter of 2003 totaled $32.4 million, a 26 percent increase compared to the same period in 2002. Listings revenues for the nine months ended September 30, 2003 totaled $93.9 million, a 42 percent increase compared to the same period in 2002. These increases were driven primarily by the incremental contribution of revenue from HotJobs, which was acquired in February 2002, as well as increases in our search and marketplace services revenues.
    Operating income and Operating income before depreciation and amortization: Operating income for the third quarter of 2003 totaled $83.5 million, compared to $29.5 million in the same period of 2002. Operating income before depreciation and amortization for the third quarter of 2003 totaled $116.5 million, a 97 percent increase compared to the $59.2 million reported in the same period of 2002. Operating income margin was 23 percent of net revenues in the third quarter of 2003 compared to 12 percent of net revenues for the same period of 2002. Operating income before depreciation and amortization margin increased to 33 percent of net revenues in the third quarter of 2003 compared to 24 percent of net revenues in the same period of 2002. The substantial increase in operating income and operating income before depreciation and amortization reflects strong growth in net revenues and only a 25 percent increase in costs on a year over year basis as a result of our ongoing cost discipline.
    Operating income for the nine months ended September 30, 2003 totaled $201.2 million, compared to $32.8 million in the same period of 2002. Operating income before depreciation and amortization for the nine months ended September 30, 2003 totaled $297.8 million, a 164 percent increase compared to the $113.0 million reported in the same period of 2002. Operating income margin was 21 percent of net revenues for the nine months ended September 30, 2003 compared to 5 percent of net revenues for the same period of 2002. Operating income before depreciation and amortization margin increased to 31 percent of net revenues for the nine months ended September 30, 2003 compared to 17 percent of net revenues in the same period of 2002. The increase in operating income and operating income before depreciation and amortization reflects strong growth in net revenues and only a 20 percent increase in costs on a year over year basis.
    Cash flow from operating activities and Free cash flow: Cash flow from operating activities for the third quarter of 2003 totaled $135.5 million, compared to $72.3 million for the same period of 2002. Free cash flow for the third quarter of 2003 totaled $97.1 million, a 65 percent increase compared to the $59.0 million reported for the same period of 2002.
    Cash flow from operating activities for the nine months ended September 30, 2003 totaled $326.3 million, compared to $223.1 million for the same period of 2002. Free cash flow for the nine months ended September 30, 2003 totaled $246.6 million, a 56 percent increase compared to the $158.2 million reported for the same period of 2002.
    Net Income (Loss): Net income for the third quarter of 2003 was $65.3 million or $0.10 per diluted share, compared with $28.9 million or $0.05 per diluted share for the same period of 2002.
    Net income for the nine months ended September 30, 2003 was $162.9 million or $0.26 per diluted share, compared with income before the cumulative effect of accounting change of $60.7 million or $0.10 per diluted share for the same period of 2002. Net loss was $3.4 million or $0.01 per diluted share for the nine months ended September 30, 2002, including the charge of $64.1 million for the cumulative effect of the accounting change for the implementation of Statement of Financial Accounting Standard No. 142 ("SFAS 142"). SFAS 142, which the Company adopted January 1, 2002, requires companies to assess the goodwill recorded from previous acquisitions, and as necessary, record an impairment charge that does not affect cash or the Company's operations.

    Quarterly Conference Call

    Yahoo! will host a conference call to discuss third quarter results at 5:00 p.m. Eastern Time today. A live Webcast of the conference call, together with supplemental financial information can be accessed through the Company's Investor Relations Web site at http://yhoo.client.shareholder.com/earnings.cfm. In addition, an archive of the Webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 877-213-9653 or 630-652-3041, reservation number: 7802416.

    About Yahoo!

    Yahoo! Inc. is a leading provider of comprehensive online products and services to consumers and businesses worldwide. Yahoo! is the No. 1 Internet brand globally and the most trafficked Internet destination worldwide. Headquartered in Sunnyvale, Calif., Yahoo!'s global network includes 25 World properties and is available in 13 languages.

    This press release includes the financial measures revenues excluding traffic acquisition costs, operating income before depreciation and amortization and free cash flow. These measures may be considered non-GAAP financial measures and may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 3 of the Notes to Unaudited Condensed Consolidated Statements of Operations and reconciliations to GAAP financial measures included in this press release.

    This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (as described without limitation in the Business Outlook section and quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, decreases or delays in marketing services spending, including performance of the Company's newly acquired Overture business; the actual increases in demand by customers for Yahoo!'s premium services; acceptance of new products and services; general economic conditions; risks related to the integration of recent acquisitions; the ability to adjust to changes in personnel, including management changes; and the dependence on third parties for technology, services, content and distribution. All information set forth in this release and its attachments is as of October 8, 2003. Yahoo! undertakes no duty to update this information. More information about potential factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, which will be filed with the SEC in the fourth quarter of 2003.


                              Yahoo! Inc.
       Unaudited Condensed Consolidated Statements of Operations
               (in thousands, except per share amounts)

                                Three Months Ended   Nine Months Ended
                                  September 30,         September 30,
                              ----------------------------------------
                                   2002      2003      2002      2003
                              ----------------------------------------

Net revenues                   $248,823  $356,821  $667,280  $961,175

Cost of revenues                 41,033    47,287   120,562   137,261

                                --------  --------  --------  --------
Gross profit                    207,790   309,534   546,718   823,914
                                --------  --------  --------  --------
Operating expenses:
  Sales and marketing           109,086   128,846   315,247   364,752
  Product development            37,352    48,026   105,296   130,397
  General and administrative     25,961    39,653    78,067   102,498
  Amortization of intangibles     5,914     9,511    15,288    25,020
                                --------  --------  --------  --------
    Total operating expenses    178,313   226,036   513,898   622,667
                                --------  --------  --------  --------

Income from operations           29,477    83,498    32,820   201,247

Other income, net(1)             19,535    23,935    71,432    66,529
Minority interests in operations
 of consolidated subsidiaries      (916)   (2,063)     (565)   (5,097)
                                --------  --------  --------  --------
Income before income taxes and
 cumulative effect of
 accounting change               48,096   105,370   103,687   262,679

Provision for income taxes       19,239    40,041    42,961    99,819
                                --------  --------  --------  --------
Income before cumulative
 effect of accounting change     28,857    65,329    60,726   162,860

Cumulative effect of
 accounting change                    -         -   (64,120)        -
                                --------  --------  --------  --------

Net income (loss)              $ 28,857  $ 65,329  $ (3,394) $162,860
                                ========  ========  ========  ========
Net income (loss) per share -
 diluted:
  Income before cumulative
   effect of accounting change $   0.05  $   0.10  $   0.10  $   0.26

  Cumulative effect of
   accounting change                  -         -     (0.11)        -
                                --------  --------  --------  --------
Net income (loss) per share -
 diluted                       $   0.05  $   0.10  $  (0.01) $   0.26
                                ========  ========  ========  ========
Shares used in per share
 calculation - diluted(2)       607,134   637,444   610,899   627,270
                                ========  ========  ========  ========

----------------------------------------------------------------------

Supplemental Financial Data(3)
------------------------------
Income from operations         $ 29,477  $ 83,498  $ 32,820  $201,247
Operating income before
 depreciation and
 amortization                  $ 59,228  $116,511  $113,002  $297,836
Cash flow from operating
 activities                    $ 72,265  $135,533  $223,090  $326,284
Free cash flow                 $ 58,972  $ 97,088  $158,209  $246,566


                              Yahoo! Inc.
  Notes to Unaudited Condensed Consolidated Statements of Operations
       (in thousands, except per share amounts and percentages)

(1) Other income, net for the three months ended September 30, 2002 includes $0.7 million of net investment losses and $0.8 million of contract termination fees. Other income, net for the nine months ended September 30, 2002 includes $2.3 million of net investment gains and $1.7 million of net proceeds from the termination of contracts. There were no material comparative amounts for the three months ended September 30, 2003. Other income, net for the nine months ended September 30, 2003 includes approximately $1.6 million of net investment losses, $0.7 million of proceeds from the termination of a contract, and $0.2 million of net gains on disposal of assets.

(2) Diluted net loss per share for the nine months ended September 30, 2002 is computed excluding common share equivalents of 16,779 shares, as their effect is anti-dilutive.

(3) The Company believes that financial measures that may be considered non-GAAP in certain circumstances, including revenues excluding traffic acquisition costs ("TAC"), operating income before depreciation and amortization and free cash flow are helpful, when presented in conjunction with the comparable GAAP measures of gross profit, income from operations, and cash flow from operating activities.

    Revenues excluding TAC (referred to in our business outlook) is defined as gross profit before other cost of revenues. We believe this measure is useful to management and investors as it is more comparable to our historical results, as traffic acquisition costs paid to affiliates of Overture Services, Inc., the Company's recently acquired wholly-owned subsidiary ("Overture"), are a significant percentage of revenues generated from Overture's sponsored search services.

    Operating income before depreciation and amortization is defined as income (loss) from operations before depreciation and amortization. We consider operating income before depreciation and amortization to be an important indicator of the operational strength of the Company. This measure eliminates the effects of depreciation and amortization from period to period, which we believe is useful to management and investors in evaluating the operating performance of the Company as depreciation and amortization costs are not directly attributable to the underlying performance of the Company's business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company's businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures.

    Free cash flow is defined as cash flow from operating activities less capital expenditures and change in long-term deferred revenue. Change in long-term deferred revenue represents cash payments received in advance of revenue recognized related to the Company's agreement with its sponsored search provider. Free cash flow is considered a liquidity measure and provides useful information to management and investors about the amount of cash generated after the acquisition of property and equipment and change in long-term deferred revenue, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.

    In addition, management refers to these financial measures to facilitate internal and external comparisons to the Company's historical operating results, in making operating decisions, for budget planning purposes, and to form the basis upon which management is compensated. These measures should be considered in addition to, not as a substitute for, or superior to, gross profit, income from operations, cash flow from operating activities, or other measures of financial performance prepared in accordance with generally accepted accounting principles.


                              Yahoo! Inc.
          Reconciliations to Unaudited Condensed Consolidated
                       Statements of Operations
                  (in thousands, except percentages)

                               Three Months Ended    Nine Months Ended
                                  September 30,        September 30,
                             -----------------------------------------
                                 2002      2003       2002       2003
                             -----------------------------------------
Net revenues for groups of similar services:
  Marketing services         $165,761  $245,072  $ 455,146  $ 654,235
  Fees                         57,331    79,358    145,940    213,013
  Listings                     25,731    32,391     66,194     93,927
                              --------  --------  ---------  ---------
  Total net revenues         $248,823  $356,821  $ 667,280  $ 961,175
                              ========  ========  =========  =========

Net revenues by segment:
  United States              $210,135  $299,759  $ 564,212  $ 809,650
  International                38,688    57,062    103,068    151,525
                              --------  --------  ---------  ---------
  Total net revenues         $248,823  $356,821  $ 667,280  $ 961,175
                              ========  ========  =========  =========

Operating income before depreciation and amortization reconciliation:
  Income from operations     $ 29,477  $ 83,498  $  32,820  $ 201,247
  Depreciation and
   amortization                29,751    33,013     80,182     96,589
                              --------  --------  ---------  ---------
  Operating income before
   depreciation and
   amortization              $ 59,228  $116,511  $ 113,002  $ 297,836
                              ========  ========  =========  =========

  Income from operations
   margin percentage              12%       23%         5%        21%
  Operating income before
   depreciation and
   amortization margin
   percentage                     24%       33%        17%        31%

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and
   amortization - United
   States                    $ 57,621  $106,122  $ 123,004  $ 273,625
  Operating income (loss)
   before depreciation and
   amortization -
   International                1,607    10,389    (10,002)    24,211
                              --------  --------  ---------  ---------
  Operating income before
   depreciation and
   amortization              $ 59,228  $116,511  $ 113,002  $ 297,836
                              ========  ========  =========  =========


Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations     $ 30,751  $ 77,684  $  51,354  $ 189,156
  Depreciation and
   amortization                26,870    28,438     71,650     84,469
                              --------  --------  ---------  ---------
  Operating income before
   depreciation and
   amortization - United
   States                    $ 57,621  $106,122  $ 123,004  $ 273,625
                              ========  ========  =========  =========

  Income from operations
   margin percentage              15%       26%         9%        23%
  Operating income before
   depreciation and
   amortization margin
   percentage                     27%       35%        22%        34%

  International
  Income (loss) from
   operations                $ (1,274) $  5,814  $ (18,534) $  12,091
  Depreciation and
   amortization                 2,881     4,575      8,532     12,120
                              --------  --------  ---------  ---------
  Operating income (loss)
   before depreciation and
   amortization -
   International             $  1,607  $ 10,389  $ (10,002) $  24,211
                              ========  ========  =========  =========

  Income from operations
   margin percentage              (3%)      10%       (18%)        8%
  Operating income before
   depreciation and
   amortization margin
   percentage                      4%       18%       (10%)       16%

Free cash flow reconciliation:
  Cash flow from operating
   activities                $ 72,265  $135,533  $ 223,090  $ 326,284
  Acquisition of property and
   equipment, net             (13,293)  (38,445)   (34,881)   (79,718)
  Change in long-term
   deferred revenue                 -         -    (30,000)         -
                              --------  --------  ---------  ---------
  Free cash flow             $ 58,972  $ 97,088  $ 158,209  $ 246,566
                              ========  ========  =========  =========



                              Yahoo! Inc.
                           Business Outlook

Business Outlook

The following business outlook is based on current information (including the effect of our acquisition of Overture) and expectations as of October 8, 2003. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations Web site throughout the current quarter. It is currently expected the full business outlook will not be updated until the release of Yahoo!'s next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the full business outlook or any portion thereof at any time.

                                        Three months         Year
                                           ending           ending
                                        December 31,      December 31,
                                             2003             2003
                                      --------------- ----------------
Revenues excluding traffic acquisition costs(a) ("TAC")
 outlook reconciliation (in millions):
  Gross Profit                          $ 395 - $430  $1,219 - $1,254
  Other cost of revenues                $  67 - $ 72  $  204 - $  209
                                      --------------- ----------------
  Revenues excluding TAC                $ 462 - $502  $1,423 - $1,463
                                      =============== ================

Operating income before depreciation and amortization outlook reconciliation (in millions):
  Income from operations                $  70 - $ 85  $  271 - $  286
  Depreciation and amortization         $  60 - $ 65  $  157 - $  162
                                      --------------- ----------------
  Operating income before depreciation
   and amortization                     $ 130 - $150  $  428 - $  448
                                      =============== ================

(a) Refer to Note 3 of Notes to Unaudited Condensed Consolidated
    Statements of Operations.



                              Yahoo! Inc.
             Unaudited Consolidated Summary Cash Flow Data
                            (in thousands)

                            Three Months Ended      Nine Months Ended
                               September 30,          September 30,
                       -----------------------------------------------
                             2002        2003       2002         2003
                       -----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)     $  28,857  $   65,329  $  (3,394) $   162,860
  Adjustments to
   reconcile net income
   (loss) to net cash
   provided by
   operating activities:
    Depreciation and
     amortization          29,751      33,013     80,182       96,589
    Tax benefits from
     stock options         17,687      36,198     38,443       85,843
    Cumulative effect
     of accounting
     change                     -           -     64,120            -
    Earnings in equity
     interests             (5,527)    (12,495)   (15,327)     (32,225)
    Minority interests
     in operations of
     consolidated
     subsidiaries             916       2,063        565        5,097
    Noncash (gains)
     losses and
     impairments of
     investments              171         113     (2,930)       6,081
    Other noncash
     charges                2,452       2,156      9,228        5,201
    Changes in assets
     and liabilities,
     net of effects of
     acquisitions:
      Accounts
       receivable, net    (17,233)     (8,286)   (20,759)     (31,815)
      Prepaid expenses
       and other assets     1,098       3,209     24,972         (756)
      Accounts payable     (1,013)        685     (1,080)         280
      Accrued expenses
       and other
       liabilities          6,018      19,080     (4,595)      18,147
      Deferred revenue      9,088      (5,532)    23,665       10,982
      Long-term
       deferred revenue         -           -     30,000            -
                         ---------  ----------  ---------  -----------
Net cash provided by
 operating activities      72,265     135,533    223,090      326,284
                         ---------  ----------  ---------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of
   property and
   equipment, net         (13,293)    (38,445)   (34,881)     (79,718)
  Purchases of
   marketable
   securities            (254,194)   (966,120)  (797,231)  (1,632,298)
  Proceeds from sales
   and maturities of
   marketable
   securities             312,995     390,930    808,740    1,041,429
  Acquisitions, net of
   cash acquired                -           -   (189,168)    (228,318)
  Proceeds from
   (purchases of) other
   investments             (7,649)      9,037     (6,962)       2,763
                         ---------  ----------  ---------  -----------
Net cash provided by
 (used in) investing
 activities                37,859    (604,598)  (219,502)    (896,142)
                         ---------  ----------  ---------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from
   issuance of debt             -           -          -      733,125
  Proceeds from
   issuance of common
   stock, net               2,916      74,416     38,615      203,027
  Repurchase of common
   stock                 (100,000)          -   (100,000)           -
                         ---------  ----------  ---------  -----------
Net cash provided by
 (used in) financing
 activities               (97,084)     74,416    (61,385)     936,152
                         ---------  ----------  ---------  -----------

Effect of exchange rate
 changes on cash and
 cash equivalents           2,688         585      4,484        4,252

Net change in cash and
 cash equivalents          15,728    (394,064)   (53,313)     370,546
Cash and cash
 equivalents, beginning
 of period                303,591   1,075,582    372,632      310,972
                         ---------  ----------  ---------  -----------

Cash and cash
 equivalents, end of
 period                 $ 319,319  $  681,518  $ 319,319  $   681,518
                         =========  ==========  =========  ===========


                              Yahoo! Inc.
           Unaudited Consolidated Summary Balance Sheet Data
                            (in thousands)

                                          December 31,   September 30,
                                             2002            2003
                                   -----------------------------------
ASSETS
  Cash and cash equivalents             $    310,972     $    681,518
  Investments in marketable debt
   securities                              1,223,066        1,804,939
  Accounts receivable, net                   113,612          151,024
  Property and equipment, net                371,272          386,443
  Goodwill                                   415,225          635,488
  Intangible assets, net                      96,252          121,023
  Other assets                               259,782          325,270
                                         ------------     ------------
    Total assets                        $  2,790,181     $  4,105,705
                                         ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable and accrued expenses $    276,313     $    341,070
  Deferred revenue                           135,501          150,518
  Long term debt                                   -          750,000
  Long term liabilities                       84,540          102,374
                                         ------------     ------------
    Total liabilities                        496,354        1,343,962
                                         ------------     ------------
  Minority interests in
   consolidated subsidiaries                  31,557           36,654
  Stockholders' equity                     2,262,270        2,725,089
                                         ------------     ------------
    Total liabilities and stockholders'
     equity                             $  2,790,181     $  4,105,705
                                         ============     ============


                              Yahoo! Inc.
   Unaudited Supplemental Financial Information and Business Metrics
                  (in thousands, except percentages)

                                   Q1        Q2        Q3        Q4
                               ---------  --------  --------  --------
                                  2002      2002      2002      2002
                              ----------------------------------------
NET REVENUES:
Net revenues for groups of similar services:
  Marketing services          $ 137,675  $151,710  $165,761  $196,422
  Fees                           39,546    49,063    57,331    62,001
  Listings                       15,444    25,019    25,731    27,364
                               ---------  --------  --------  --------
  Total net revenues          $ 192,665  $225,792  $248,823  $285,787
                               =========  ========  ========  ========

Net revenues for groups of similar services (Trailing Twelve Months):
  Marketing services          $ 561,673  $566,728  $603,358  $651,568
  Fees                          130,138   150,865   178,426   207,941
  Listings                       38,061    55,906    74,407    93,558
                               ---------  --------  --------  --------
  Total net revenues          $ 729,872  $773,499  $856,191  $953,067
                               =========  ========  ========  ========

Net revenues by segment:
  United States               $ 166,612  $187,465  $210,135  $242,386
  International                  26,053    38,327    38,688    43,401
                               ---------  --------  --------  --------
  Total net revenues          $ 192,665  $225,792  $248,823  $285,787
                               =========  ========  ========  ========

Net revenues by segment (Trailing Twelve Months):
  United States               $ 613,970  $652,324  $723,094  $806,598
  International                 115,902   121,175   133,097   146,469
                               ---------  --------  --------  --------
  Total net revenues          $ 729,872  $773,499  $856,191  $953,067
                               =========  ========  ========  ========


OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION:
Operating income before depreciation and amortization:
  Income (loss) from
   operations                 $  (4,175) $  7,518  $ 29,477  $ 55,368
  Depreciation and
   amortization                  22,955    27,476    29,751    29,207
                               ---------  --------  --------  --------
  Operating income before
   depreciation and
   amortization               $  18,780  $ 34,994  $ 59,228  $ 84,575
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage                (2%)       3%       12%       19%
  Operating income before
   depreciation and amortization
   margin percentage                10%       15%       24%       30%

Operating income (loss) before depreciation and amortization (Trailing
 Twelve Months):
  Income (loss) from
   operations                 $(129,677) $(48,325) $  7,514  $ 88,188
  Depreciation and
   amortization                 123,319   118,553   116,223   109,389
                               ---------  --------  --------  --------
  Operating income (loss)
   before depreciation and
   amortization               $  (6,358) $ 70,228  $123,737  $197,577
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage               (18%)      (6%)       1%        9%
  Operating income (loss)
   before depreciation and
   amortization margin
   percentage                       (1%)       9%       14%       21%

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and amortization
   - United States            $  26,829  $ 38,554  $ 57,621  $ 81,315
  Operating income (loss)
   before depreciation and
   amortization - International  (8,049)   (3,560)    1,607     3,260
                               ---------  --------  --------  --------
  Operating income before
   depreciation and
   amortization               $  18,780  $ 34,994  $ 59,228  $ 84,575
                               =========  ========  ========  ========

Operating income (loss) before depreciation and amortization by segment (Trailing Twelve Months):
  Operating income before
   depreciation and amortization
   - United States            $  29,551  $ 97,631  $140,036  $204,319
  Operating income (loss)
   before depreciation and
   amortization - International (35,909)  (27,403)  (16,299)   (6,742)
                               ---------  --------  --------  --------
  Operating income (loss)
   before depreciation and
   amortization               $  (6,358) $ 70,228  $123,737  $197,577
                               =========  ========  ========  ========

Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations      $   6,729  $ 13,874  $ 30,751  $ 55,021
  Depreciation and
   amortization                  20,100    24,680    26,870    26,294
                               ---------  --------  --------  --------
  Operating income before
   depreciation and amortization
   - United States            $  26,829  $ 38,554  $ 57,621  $ 81,315
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage                 4%        7%       15%       23%
  Operating income before
   depreciation and amortization
   margin percentage                16%       21%       27%       34%

  International
  Income (loss) from
   operations                 $ (10,904) $ (6,356) $ (1,274) $    347
  Depreciation and
   amortization                   2,855     2,796     2,881     2,913
                               ---------  --------  --------  --------
  Operating income (loss)
   before depreciation and
   amortization- International $ (8,049) $ (3,560) $  1,607  $  3,260
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage               (42%)     (17%)      (3%)       1%
  Operating income before
   depreciation and amortization
   margin percentage               (31%)      (9%)       4%        8%

Operating income (loss) before depreciation and amortization by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss) from
   operations                 $ (80,217) $ (7,949) $ 35,540  $106,375
  Depreciation and
   amortization                 109,768   105,580   104,496    97,944
                               ---------  --------  --------  --------
  Operating income before
   depreciation and amortization
   - United States            $  29,551  $ 97,631  $140,036  $204,319
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage               (13%)      (1%)       5%       13%
  Operating income before
   depreciation and amortization
   margin percentage                 5%       15%       19%       25%

  International
  Income (loss) from
   operations                 $ (49,460) $(40,376) $(28,026) $(18,187)
  Depreciation and
   amortization                  13,551    12,973    11,727    11,445
                               ---------  --------  --------  --------
  Operating income (loss)
   before depreciation and
   amortization- International $(35,909) $(27,403) $(16,299) $ (6,742)
                               =========  ========  ========  ========

  Income (loss) from operations
   margin percentage               (43%)     (33%)     (21%)     (12%)
  Operating income before
   depreciation and amortization
   margin percentage               (31%)     (23%)     (12%)      (5%)


FREE CASH FLOW:
Free cash flow reconciliation:
  Cash flow from operating
   activities                 $  47,443  $103,382  $ 72,265  $ 79,358
  Acquisition of property and
   equipment, net                (7,287)  (14,301)  (13,293)  (16,672)
  Change in long-term deferred
   revenue                            -   (30,000)        -         -
                               ---------  --------  --------  --------
  Free cash flow              $  40,156  $ 59,081  $ 58,972  $ 62,686
                               =========  ========  ========  ========

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from operating
   activities                 $  83,240  $192,226  $236,073  $302,448
  Acquisition of property and
   equipment, net               (52,043)  (52,743)  (49,223)  (51,553)
  Change in long-term deferred
   revenue                            -   (30,000)  (30,000)  (30,000)

                               ---------  --------  --------  --------
  Free cash flow              $  31,197  $109,483  $156,850  $220,895
                               =========  ========  ========  ========



                                   Q1          Q2          Q3
                               ----------  ----------  ----------
                                  2003        2003        2003
                              -----------------------------------
NET REVENUES:
Net revenues for groups of similar services:
  Marketing services          $  189,965  $  219,198  $  245,072
  Fees                            63,729      69,926      79,358
  Listings                        29,254      32,282      32,391
                               ----------  ----------  ----------
  Total net revenues          $  282,948  $  321,406  $  356,821
                               ==========  ==========  ==========

Net revenues for groups of similar services (Trailing Twelve Months):
  Marketing services          $  703,858  $  771,346  $  850,657
  Fees                           232,124     252,987     275,014
  Listings                       107,368     114,631     121,291
                               ----------  ----------  ----------
  Total net revenues          $1,043,350  $1,138,964  $1,246,962
                               ==========  ==========  ==========

Net revenues by segment:
  United States               $  238,546  $  271,345  $  299,759
  International                   44,402      50,061      57,062
                               ----------  ----------  ----------
  Total net revenues          $  282,948  $  321,406  $  356,821
                               ==========  ==========  ==========

Net revenues by segment (Trailing Twelve Months):
  United States               $  878,532  $  962,412  $1,052,036
  International                  164,818     176,552     194,926
                               ----------  ----------  ----------
  Total net revenues          $1,043,350  $1,138,964  $1,246,962
                               ==========  ==========  ==========


OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION:
Operating income before depreciation and amortization:
  Income (loss) from
   operations                 $   54,977  $   62,772  $   83,498
  Depreciation and
   amortization                   29,073      34,503      33,013
                               ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization               $   84,050  $   97,275  $  116,511
                               ==========  ==========  ==========
  Income (loss) from
   operations margin
   percentage                        19%         20%         23%
  Operating income before
   depreciation and
   amortization margin
   percentage                        30%         30%         33%

Operating income (loss) before depreciation and amortization
 (Trailing Twelve Months):
  Income (loss) from
   operations                 $  147,340  $  202,594  $  256,615
  Depreciation and
   amortization                  115,507     122,534     125,796
                               ----------  ----------  ----------
  Operating income (loss)
   before depreciation and
   amortization               $  262,847  $  325,128  $  382,411
                               ==========  ==========  ==========

  Income (loss) from
   operations margin
   percentage                        14%         18%         21%
  Operating income (loss)
   before depreciation and
   amortization margin
   percentage                        25%         29%         31%

Operating income (loss) before depreciation and amortization by segment:
  Operating income before
   depreciation and
   amortization - United
   States                     $   76,948  $   90,555  $  106,122
  Operating income (loss)
   before depreciation and
   amortization -
   International                   7,102       6,720      10,389
                               ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization               $   84,050  $   97,275  $  116,511
                               ==========  ==========  ==========

Operating income (loss) before depreciation and amortization by segment (Trailing Twelve Months):
  Operating income before
   depreciation and
   amortization - United
   States                     $  254,438  $  306,439  $  354,940
  Operating income (loss)
   before depreciation and
   amortization -
   International                   8,409      18,689      27,471
                               ----------  ----------  ----------
  Operating income (loss)
   before depreciation and
   amortization               $  262,847  $  325,128  $  382,411
                               ==========  ==========  ==========

Operating income (loss) before depreciation and amortization by segment reconciliation:
  United States
  Income from operations      $   51,000  $   60,472  $   77,684
  Depreciation and
   amortization                   25,948      30,083      28,438
                               ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization - United
   States                     $   76,948  $   90,555  $  106,122
                               ==========  ==========  ==========
  Income (loss) from
   operations margin
   percentage                        21%         22%         26%
  Operating income before
   depreciation and
   amortization margin
   percentage                        32%         33%         35%

  International
  Income (loss) from
   operations                 $    3,977  $    2,300  $    5,814
  Depreciation and
   amortization                    3,125       4,420       4,575
                               ----------  ----------  ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International              $    7,102  $    6,720  $   10,389
                               ==========  ==========  ==========

  Income (loss) from
   operations margin
   percentage                         9%          5%         10%
  Operating income before
   depreciation and
   amortization margin
   percentage                        16%         13%         18%

Operating income (loss) before depreciation and amortization by segment reconciliation (Trailing Twelve Months):
  United States
  Income (loss) from
   operations                 $  150,646  $  197,244  $  244,177
  Depreciation and
   amortization                  103,792     109,195     110,763
                               ----------  ----------  ----------
  Operating income before
   depreciation and
   amortization - United
   States                     $  254,438  $  306,439  $  354,940
                               ==========  ==========  ==========
  Income (loss) from
   operations margin
   percentage                        17%         20%         23%
  Operating income before
   depreciation and
   amortization margin
   percentage                        29%         32%         34%

  International
  Income (loss) from
   operations                 $   (3,306) $    5,350  $   12,438
  Depreciation and
   amortization                   11,715      13,339      15,033
                               ----------  ----------  ----------
  Operating income (loss)
   before depreciation and
   amortization -
   International              $    8,409  $   18,689  $   27,471
                               ==========  ==========  ==========

  Income (loss) from
   operations margin
   percentage                        (2%)         3%          6%
  Operating income before
   depreciation and
   amortization margin
   percentage                         5%         11%         14%


FREE CASH FLOW:
Free cash flow reconciliation:
  Cash flow from operating
   activities                 $   98,628  $   92,123  $  135,533
  Acquisition of property and
   equipment, net                (20,503)    (20,770)    (38,445)
  Change in long-term deferred
   revenue                             -           -           -
                               ----------  ----------  ----------
  Free cash flow              $   78,125  $   71,353  $   97,088
                               ==========  ==========  ==========

Free cash flow reconciliation (Trailing Twelve Months):
  Cash flow from operating
   activities                 $  353,633  $  342,374  $  405,642
  Acquisition of property and
   equipment, net                (64,769)    (71,238)    (96,390)
  Change in long-term deferred
   revenue                       (30,000)          -           -

                               ----------  ----------  ----------
  Free cash flow              $  258,864  $  271,136  $  309,252
                               ==========  ==========  ==========



    CONTACT: Yahoo! Inc.
             Brian Nelson, 408-349-7329 (Media Relations) bnelson@yahoo-inc.com
             Cathy La Rocca, 408-349-5188 (Investor Relations) cathy@yahoo-inc.com
                or
             Fleishman-Hillard
             Ruben Osorio, 415-318-4108 (Media Relations) osorior@fleishman.com